UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006 (November 6, 2006)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

1201 South Second Street
Milwaukee, Wisconsin 53204
(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000
(Registrant’s telephone number, including area code)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

            On November 6, 2006, we entered into a definitive agreement (the “Agreement”) to sell our Dodge(R) mechanical and Reliance Electric(TM) motors and motor repair services businesses to Baldor Electric Company (“Baldor”) for $1.8 billion. The purchase price will be comprised of $1.75 billion in cash and $50 million in Baldor common stock. The purchase price is subject to adjustment based on the working capital of the businesses being sold as provided in the Agreement. The Agreement includes representations, warranties and covenants from both parties customary in transactions of this type.

            The transaction is expected to be completed in the second quarter of our fiscal 2007 and is subject to customary closing conditions and necessary regulatory approvals.

            A copy of the Agreement is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99	Purchase Agreement, dated as of November 6, 2006, by and among Rockwell Automation, Inc., Rockwell Automation of Ohio, Inc., Rockwell Automation Canada Control Systems, Grupo Industrias Reliance S.A. de C.V., Rockwell International GmbH and Baldor Electric Company

(Page 2 of 4 Pages)

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: November 9, 2006 (Page 3 of 4 Pages) EXHIBIT INDEX

Exhibit Number	Description
99
Purchase Agreement, dated as of November 6, 2006, by and among Rockwell Automation, Inc., Rockwell Automation of Ohio, Inc., Rockwell Automation Canada Control Systems, Grupo Industrias Reliance S.A. de C.V., Rockwell International GmbH and Baldor Electric Company

(Page 4 of 4 Pages)